Sturm, Ruger &
Company, Inc.

NYSE:RGR

Earnings Call

Monday, March 2, 2026 9:30 PM GMT

CALL PARTICIPANTS	2
PRESENTATION	3
QUESTION AND ANSWER	6

* Capability needed to view estimates data. Please contact your account manager.

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

Call Participants

EXECUTIVES

Sarah F. Colbert

SVP, VP of Administration, General
Counsel & Corporate Secretary

Thomas A. Dineen

Senior VP, Treasurer & CFO

Todd W. Seyfert

President, CEO & Director

ANALYSTS

Mark Eric Smith

Lake Street Capital Markets, LLC,
Research Division

Rommel Tolentino Dionisio

Aegis Capital Corporation,
Research Division

Thomas Ferris Forte

Maxim Group LLC, Research
Division

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

Presentation

Operator

Good afternoon. My name is Miriam, and I will be your conference operator today. At this time, I would like to welcome everyone to Sturm, Ruger & Company's Fourth Quarter and Year-End 2025 Earnings Conference Call. [Operator Instructions]

I will now hand the conference over to Todd Seyfert, President and Chief Executive Officer. Mr. Seyfert, please go ahead.

Todd W. Seyfert

President, CEO & Director

Good afternoon, and welcome to Sturm, Ruger & Company's Fourth Quarter and Year-end 2025 Earnings Conference Call. I'm Todd Seyfert, President and Chief Executive Officer. Before we get started, I would like to turn it over to Sarah Colbert, our General Counsel, for the caution on forward-looking statements.

Sarah F. Colbert

SVP, VP of Administration, General Counsel & Corporate Secretary

I would like to remind everyone that some of the statements we make today will be forward-looking in nature. These statements reflect our current expectations, but actual results could differ materially due to a number of uncertainties and risks. You can find more information about these factors in our most recent Form 10-K and other filings with the SEC. We do not undertake any obligation to update these forward-looking statements.

Todd W. Seyfert

President, CEO & Director

Thank you, Sarah. As we close out 2025, it is important to recognize the environment we've been operating in. Overall, it was a difficult year for the firearms industry and for consumer durables more broadly. Inflationary pressures, discretionary spending constraints and a normalization of demand following several historically elevated years have all created headwinds throughout the market.

At the same time, 2025 was a year of significant change at Ruger. Exactly 1 year ago, I started as CEO. Since then, I've been working with the leadership team to prepare the company for the future. These efforts included a top to bottom review of the business, strengthening of our product pipeline, capacity expansion in Hebron, Kentucky, increased CapEx commitments, and inventory rationalization and product repositioning. I'm proud of how our team has finished the year.

Industry-wide data confirms that 2025 was a challenging year for our sector, yet the estimated sell-through of our products through distribution increased 4.5% from 2024 despite a 4.1% decrease in adjusted NICS during the same period. Against that backdrop, we also delivered top line growth versus 2024, introduced meaningful innovation and closed the year with strong underlying demand. We believe this speaks directly to the resilience of our business model and the competitive differentiation the Ruger brand provides.

With that, I'll turn the call over to Tom Dineen, our Chief Financial Officer, to walk through our financial results for the year. Tom?

Thomas A. Dineen

Senior VP, Treasurer & CFO

Thanks, Todd. Net sales for the quarter increased 3.6% to $151 million compared with $146 million in the prior year period. Diluted earnings were $0.21 per share compared to $0.62 per share in the corresponding period of 2024. For the full year of 2025, net sales increased 1.9% to $546 million compared with $536 million in the full year 2024. The company reported a net loss of $0.27 per share compared to diluted earnings of $1.77 per share in the prior year.

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

On an adjusted basis, excluding the impact of expenses related to shareholder rights issue and the transition of senior leadership, diluted earnings for the fourth quarter of 2025 were $0.26 per share. In addition to the aforementioned fourth quarter expenses, in the second quarter of 2025, the company rationalized and price-repositioned several product lines, reduced the number of models offered and implemented an organizational realignment, which adversely impacted the results of operations for 2025. On an adjusted basis, excluding the impact of these nonrecurring expenses, diluted earnings for 2025 were $0.84 per share. On an adjusted basis, excluding the reduction in [indiscernible] expense of $1.5 million and expenses related to the Chief Executive Officer search and transition, diluted earnings for 2024 were $1.86.

On December 31, 2025, our cash and short-term investments totaled $93 million. Our short-term investments are invested in United States Treasury bills and in a money market fund that invests exclusively in United States Treasury instruments, which mature within 1 year. Our current ratio is 3.9:1, and we have no debt.

In the fourth quarter, we generated $16 million of cash from operations. For the full year, we generated $54 million. In 2025, capital expenditures totaled $31 million, including $15 million for the Anderson acquisition in Hebron, Kentucky.

In 2025, we returned $36 million to our shareholders through the payment of $10 million of quarterly dividends and $26 million through the repurchase of 733,000 shares of our common stock at an average price of $35.60 per share. The company announced that it's Board of Directors declared a dividend of $0.08 per share for the fourth quarter for shareholders of record at of March 16, 2026, payable on March 31, 2026. This dividend equates to 40% of net income.

Now, back to you, Todd.

Todd W. Seyfert

President, CEO & Director

Thanks, Tom. Overall, 2025 was an encouraging year for Ruger, especially in a challenging environment and with tremendous change across the organization. Our top line growth was due to our product innovation. During the fourth quarter alone, we launched 65 new models, including 3 entirely new platforms: the Glenfield by Ruger rifle, the Red Label III shotgun and the Harrier rifle. In addition, we continue to expand the American Rifle Gen II family and the RXM lineup. These were not simply line extensions, they represent deliberate investments in category leadership and brand expansion. The response from consumers and retailers has been strong, and this level of product activity reflects our ability to outperform the broader market at a time when overall industry demand declined.

The strength of our product road maps carried us through 2025, but product momentum alone will not create sustainable value. That is what our 2026 plan is designed to accomplish. First, in what we expect to remain a flat to down industry environment, sustaining top line performance and protecting market share remains a priority. In a contracting market, share matters, and we like our competitive position. We are not managing for short-term volatility. We are managing for growth.

Second, we are focused on expanding operating margins through disciplined cost alignment and structural efficiency, one that reflects the business we are building. This is about sustainable profitability, not temporary expense reductions. Third, innovation remains central to our strategy. In addition to innovation in our current product lineup, we plan to launch multiple new firearm platforms designed to strengthen our category leadership and expand our relevance with both core and emerging consumers. These innovations and expansions are not incremental. They represent meaningful steps forward in product performance and market positioning.

At the same time, we are expanding our accessory ecosystem across top platforms. Accessories drive higher margins, deepen customer engagement and enhance overall value for the consumer. This is a natural extension of our brand and an important lever for profitable expansion. We expect to refresh our accessories offering throughout this year, setting us up for growth in the future.

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

Operationally, we are increasing production capacity and allocating capital to proven product lines where demand is strong. Taken together, these priorities reinforce our commitment to profitable expansion, disciplined capital allocation and agile responsiveness, the pillars of our Ruger 2030 strategy. With the plan we have in place and the executional discipline we've exhibited across the organization, I am confident in our position and our trajectory.

Now, before we move to questions, I wanted to highlight that last week, Ruger welcomed 3 new members to the Board of Directors that bring deep operational, manufacturing, capital allocation and governance expertise, all capabilities that are directly aligned with the priorities we've outlined today. As of our annual meeting, the Board will comprise 9 directors, 8 of whom are independent and 5 of whom have joined within the past year. This refresh was a result of a several year process focused on strengthening the Board with senior executive leadership experience in comparable businesses and adding complementary perspectives to support oversight of our long-term strategy to maximize shareholder value.

As we execute our 2026 plan and continue advancing Ruger 2030, it is critical that our Board continues to have the experience necessary to oversee operational excellence, disciplined capital allocation and long-term profitable growth. Throughout this process, the Board engaged directly with a broad cross-section of shareholders, including our largest shareholders.

With that said, we are aware of Beretta Holding's recent proxy proposal regarding Board composition at Ruger. Beretta is a significant shareholder, and we respect that shareholders have the right to express their views and participate in our governance process. At the same time, the Board has a fiduciary duty to act in the best interest of all shareholders and to ensure that governance decisions support the long-term performance, stability and independence of a company. We remain confident that our current Board composition reflects the right mix of independence, expertise and strategic alignment to oversee the execution of our plan.

In closing, our brand remains strong. Our top line performance continues to reflect our competitive strength, and we have a clear plan to continue to improve our profitability and secure our success through our 2026 plan.

Thank you for your time and your continued support of Ruger. Operator, can we please have the first question?

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

Question and Answer

Operator

[Operator Instructions] Your first question comes from Mark Smith of Lake Street.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

I wanted to ask a little bit at first here just about kind of your success on sell-through versus mix checks during the year. Can you just walk through kind of how much new products had to do with driving that and other things that kind of drove positive sales results?

Todd W. Seyfert

President, CEO & Director

Mark, yes, absolutely. Listen, I think our Q4, as we track new products as a percent of our sales, which we define as introduced in the last 2 years, we came in at 35%. So I would tell you absolutely that our focus on new product and new product placement is resonating with our customers and not only our distributors, but the sell-through at retail. And so, we're very, very bullish about how we ended the year in terms of those introductions, and we're seeing good demand as we start the year here in 2026.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

Okay. And then, I want to walk through just gross profit margin here. It came up kind of sequentially over the last couple of quarters. But just thoughts on kind of where you're seeing pressure in gross profit margin and things that can be done to kind of try to drive that higher?

Todd W. Seyfert

President, CEO & Director

So I think, Mark, obviously, we continue to look at the footprint, our operations and the product lines. And so we're going to continue to invest in the lines where we have demand in excess of capacity, and that's what we're doing. And at the same time, where we see some legacy lines coming down and demand waning, making sure that we have that transition appropriate, and we're taking those headcounts and aligning them with where we have demand going forward. And that's going to continue through 2026, making sure that we're aligning those resources with the lines that have the most opportunity and the most demand at the retail sector. And you're going to see us continue to focus on the margin side of the business throughout 2026.

The other part of this, Mark, as you know, when you have new product introductions, new product introductions typically mean you're able to sell at a higher price. And so, the combination of the focus on the business and the costs, as well as continued introductions with pricing, those are the 2 things that we're focused on for '26.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

Okay. Is there anything within Hebron that can help kind of drive that margin higher?

Todd W. Seyfert

President, CEO & Director

Absolutely. So we're actually -- I'm glad you asked that, Mark. We're actually sitting here in Hebron today, management team focused on what we've been doing here. We started shipping products out of Hebron in the last week of the year. They've been very well received in the market. And we're actually in the process of what we came into the year with in terms of what we thought our plan was for production and sales for the year. We've already increased that based on the response. And so, we're in the process of increasing

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

both headcount and output here as we speak in Hebron and look forward to this being a very important part of the business as we move forward.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

Perfect. And then, the last one for me is fairly broad, but I'm just curious if you could give us your thoughts around kind of consumer demand trends here early on in 2026, what you're seeing and how you feel like your products maybe match up with the demand?

Todd W. Seyfert

President, CEO & Director

We're seeing good results. I would tell you that the information that we get from some of our partners shows that we're having a great start to the year relative to last year. I think a lot of this, as you know, has to do with the new product introductions. We introduced more than 65 over the past few months. They're resonating with both our distributors and our retailers, but most importantly, they're resonating with the consumer, and that's our focus. And so, we're very excited about the start to the year and look forward to, again, really focusing on investments where we have demand in excess of our capacity.

Operator

Your next question comes from the line of Thomas Forte of Maxim Group.

Thomas Ferris Forte

Maxim Group LLC, Research Division

I have 3 questions. I'll go one at a time. On the accessories efforts, is it all selling to existing customers? Or to what extent, if at all, does it expand your customer base?

Todd W. Seyfert

President, CEO & Director

Thomas, so twofold. So it's a combination. So we're looking at the -- around our major product platforms on the firearms, what are the accessories that make sense for us to be doing ourselves, and we're focusing on that, and that will go through our traditional 2-step distribution. What's a little bit different is, we're actually working with our distributor partners to have a more in-depth conversation with their retail partners to ensure we understand what the opportunities are, what that mix of product looks like that resonates with that consumer at that retailer. And so, we expect to see an increase in doors where Ruger accessories are sold in the coming months.

Thomas Ferris Forte

Maxim Group LLC, Research Division

Excellent. And then, for my second question, can you talk about your efforts to right-size the business, in particular, also your ability to ramp production in the event of future increases in demand?

Todd W. Seyfert

President, CEO & Director

Yes. So we continually are monitoring our facilities. And again, back to our -- some of the work we've done in the last year on product rationalization, looking at where we have capacity and where we do not have capacity and aligning those 2 things together. So for instance, we think about some of our major product lines like the Gen II rifle, like Marlin, like 10/22, like RXM, where we're seeing increased demand. We're focusing on both a -- is it an equipment capacity investment or is it headcount? And I will tell you, it's a combination of both. And so, where we can, we're adding shifts to increase output. And in some cases, Thomas, we're adding some capacity through CapEx investments to increase output. And so, we're looking at both of those across all 4 of our gun facilities and making sure that we have the right alignment of those resources at each facility.

Thomas Ferris Forte

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

Maxim Group LLC, Research Division

Wonderful. And then, last question. Can you provide your current thoughts on capital allocation, including investing in the business, paying dividends, buying back shares and strategic M&A?

Todd W. Seyfert

President, CEO & Director

Yes. So we have a very thoughtful capital allocation policy. And because of our balance sheet and our cash situation, number one, we're going to look at where we can invest in the business on a day-to-day basis to increase output. So that's first and foremost. Secondly, in this market, we're going to be very thoughtful on M&A. We're going to be very strategic and very opportunistic, much like the Anderson acquisition. And so, that -- those things happen all on their own. And so, we're being very thoughtful about what we're looking at and what we're seeing. But we're going to be very careful about what we do in terms of M&A and be opportunistic.

In terms of share buyback, that comes down to a conversation of what's the best use of cash. And I would tell you, right now, given our product road map, Thomas, I would say the best use of cash is to continue to invest in our new products because they're resonating with the consumer.

Operator

Your final question comes from the line of Rommel Dionisio of Aegis Capital.

Rommel Tolentino Dionisio

Aegis Capital Corporation, Research Division

Todd, in response to another question, you talked about new product launches having a higher margin. And I definitely understand, over the long term, that would very much be true. Just looking at your new product launches, though, we see this 10/22, this new line of 10/22 rifles and obviously exciting new line. But I would imagine that would be a somewhat lower margin given the value price. But how should we think about product mix going into 2026 as perhaps being a negative? Or I realize the products like the American Gen II Scout and so forth at a higher price point. But yes, how should we think about product mix perhaps being a negative or a positive in 2026?

Todd W. Seyfert

President, CEO & Director

Sure. Thanks, Rommel. I think really, you think about it 2 different ways. When we have a new line and we introduce that line like the 10/22 revamp that we did, what you'll see initially is, as we get those products into production and we get to full rate, we tend to have lower margins to start, and we increase those margins over time. And that's happened for years here at Ruger. So we have some of that in the refresh of 10/22. But more importantly, things like Gen II and Marlin, where we did take price this year, we continue to see strong demand, as well as we were able to take some pricing actions on those major lines in 2026. So it will be a combination. There are some short-term ramp-up costs, but more importantly, the longer term on our lines with the most demand, we were able to see some nice pricing that was passed through this year.

Rommel Tolentino Dionisio

Aegis Capital Corporation, Research Division

Okay. And while we have you, can you share some anecdotal feedback from SHOT Show and the early part of the year with regards to the new products?

Todd W. Seyfert

President, CEO & Director

Yes, absolutely. So SHOT Show was fantastic. We were able to have the products there, not only show them, but shipping them. And so, what we try to do, as you know, Rommel, is to make sure that when we launch a product, we actually have inventory not only at Ruger, but at our distributors so that we can

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

immediately get into the retail channel. So the feedback was very good. Most of what we heard is in terms of the amount of new products that we had. Ruger, most of our customers thought we had the broadest selection of new products and the most depth of new products. And then, even into last week, Rommel, I was over in Europe at the Enforce Tac Show, which is a law enforcement and military show, as well as the IWA Show, which is the international version of SHOT Show. And I think the consistent message was, we continue to innovate, which then brings share gain, if you will, in those major product categories. And our customers overseas, again, just want us to ensure that they can get more product allocated to them because they're seeing the sell-through internationally as well. So not just both here what we do in the U.S., but the feedback is very strong across the globe with our international distributors. So we're very happy about where we sit coming into the year and with what we have already introduced and what's coming.

Operator

There are no further questions at this time. Mr. Seyfert, I turn the call back over to you.

Todd W. Seyfert

President, CEO & Director

Well, thank you all again for joining us today and for your continued support and confidence in Sturm, Ruger & Company. We look forward to talking to all of you again next quarter.

Operator

This concludes today's call. You may now disconnect.

Forward-Looking Statements

This transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current expectations of management and are subject to various risks and uncertainties that could cause actual results to differ materially. Important risk factors that could affect the company’s operations and financial performance are detailed in its most recent Form 10-K and subsequent SEC filings. The company undertakes no obligation to update or revise any forward-looking statements made herein.

Important Information and Where to Find It

In a portion of this transcript, Ruger management refers to the election of directors at Ruger’s 2026 annual meeting of stockholders. Ruger intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with its solicitation of proxies from the Company’s stockholders for Ruger’s 2026 Annual Meeting of Stockholders. This transcript is not a substitute for any proxy statement or other document that Ruger may file with the SEC in connection with any solicitation by Ruger. RUGER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RUGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of these documents and other documents filed with the SEC by Ruger free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the "Corporate" section of the Company's website at http://www.ruger.com/corporate.

Certain Information Regarding Participants

This transcript is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Ruger and its directors and executive officers and other members of management and employees may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders by Ruger in connection with the matters to be considered at Ruger’s 2026 Annual Meeting of Stockholders. Information about Ruger’s executive officers and directors is available

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

in Ruger’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 2, 2026, and in its proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2025 and the Current Reports on Form 8-K filed on June 2, 2025, June 20, 2025 and September 19, 2025. To the extent holdings of Ruger securities reported in the proxy statement for the 2025 Annual Meeting of Stockholders or in each Current Report on Form 8-K have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ4 2025 EARNINGS CALL MAR 02, 2026

Copyright © 2026 by S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved.

These materials have been prepared solely for information purposes based upon information generally available to the public and from sources believed to be reliable. No content (including index data, ratings, credit-related analyses and data, research, model, software or other application or output therefrom) or any part thereof (Content) may be modified, reverse engineered, reproduced or distributed in any form by any means, or stored in a database or retrieval system, without the prior written permission of S&P Global Market Intelligence or its affiliates (collectively, S&P Global). The Content shall not be used for any unlawful or unauthorized purposes. S&P Global and any third-party providers, (collectively S&P Global Parties) do not guarantee the accuracy, completeness, timeliness or availability of the Content. S&P Global Parties are not responsible for any errors or omissions, regardless of the cause, for the results obtained from the use of the Content. THE CONTENT IS PROVIDED ON "AS IS" BASIS. S&P GLOBAL PARTIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, FREEDOM FROM BUGS, SOFTWARE ERRORS OR DEFECTS, THAT THE CONTENT'S FUNCTIONING WILL BE UNINTERRUPTED OR THAT THE CONTENT WILL OPERATE WITH ANY SOFTWARE OR HARDWARE CONFIGURATION. In no event shall S&P Global Parties be liable to any party for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs or losses caused by negligence) in connection with any use of the Content even if advised of the possibility of such damages. S&P Global Market Intelligence's opinions, quotes and credit-related and other analyses are statements of opinion as of the date they are expressed and not statements of fact or recommendations to purchase, hold, or sell any securities or to make any investment decisions, and do not address the suitability of any security. S&P Global Market Intelligence may provide index data. Direct investment in an index is not possible. Exposure to an asset class represented by an index is available through investable instruments based on that index. S&P Global Market Intelligence assumes no obligation to update the Content following publication in any form or format. The Content should not be relied on and is not a substitute for the skill, judgment and experience of the user, its management, employees, advisors and/or clients when making investment and other business decisions. S&P Global Market Intelligence does not act as a fiduciary or an investment advisor except where registered as such. S&P Global keeps certain activities of its divisions separate from each other in order to preserve the independence and objectivity of their respective activities. As a result, certain divisions of S&P Global may have information that is not available to other S&P Global divisions. S&P Global has established policies and procedures to maintain the confidentiality of certain nonpublic information received in connection with each analytical process.

S&P Global may receive compensation for its ratings and certain analyses, normally from issuers or underwriters of securities or from obligors. S&P Global reserves the right to disseminate its opinions and analyses. S&P Global's public ratings and analyses are made available on its Web sites, www.standardandpoors.com (free of charge), and www.ratingsdirect.com and www.globalcreditportal.com (subscription), and may be distributed through other means, including via S&P Global publications and third-party redistributors.

Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees.

© 2026 S&P Global Market Intelligence.

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence